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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Supplemented and Restated)

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/x/	Definitive Proxy Statement
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/ /	Soliciting Material Pursuant to §240.14a-12
QAD INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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QAD INC. 6450 Via Real Carpinteria, California 93013 805-684-6614

June 7, 2001

To All QAD Inc. Stockholders:

    QAD previously sent to you notice of its June 7, 2001 annual meeting and its related Proxy Statement dated May 8, 2001 containing information about the matters to be acted upon at the annual meeting. The Board of Directors has subsequently determined that additional information should be provided to you in connection with your votes on such matters. For this reason, we have enclosed a Supplemented and Restated Proxy Statement dated June 7, 2001 and a new Proxy Card. Please disregard the original Proxy Statement and Proxy Card.

    There are no new proposals in the Supplemented and Restated Proxy Statement. You are still asked to elect two directors, to approve an increase in the number of shares of QAD's common stock reserved for issuance under the QAD Inc. 1997 Stock Incentive Program by 4,000,000 shares, and to ratify the selection of the independent auditors.

    The new information provided primarily pertains to the composition, activities and charter of QAD's audit committee and to the QAD Inc. 1997 Stock Incentive Program. In addition to providing you with this added information, the board has determined to provide you with additional time to consider such information. Accordingly, the annual meeting convened on June 7, 2001 was adjourned until June 28, 2001 for purposes of voting on the matters to be acted upon by the stockholders as more fully described in the Supplemented and Restated Proxy Statement enclosed.

    Regardless of whether you plan to attend the reconvened annual meeting on June 28, 2001, to ensure your participation in it please complete, sign, date and return the enclosed Proxy Card promptly. If you attend the reconvened meeting, you may revoke your proxy at that time and vote in person, if you wish, even if you have previously returned your form of proxy.

IMPORTANT: THIS IS A SUPPLEMENTED AND RESTATED PROXY STATEMENT. THE PREVIOUS PROXY STATEMENT SHOULD BE DISREGARDED. THE ORIGINAL PROXY CARD WILL NOT BE COUNTED. YOU ARE BEING ASKED TO VOTE AGAIN IN PERSON OR BY PROXY UTILIZING THE ATTACHED PROXY CARD.

TO VOTE BY PROXY, YOU MUST SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY TO EFFECT YOUR VOTE.

                      Sincerely,

                      Karl F. Lopker
                       Chief Executive Officer

QAD Inc.
6450 Via Real
Carpinteria, California 93013

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 7, 2001
10:00 a.m. Pacific Time

Adjourned To June 28, 2001
10:00 a.m. Pacific Time

To the Stockholders of QAD Inc.:

NOTICE is hereby given that the annual meeting of stockholders of QAD Inc., a Delaware corporation, convened on Thursday, June 7, 2001, 10:00 a.m. Pacific Time has been adjourned to:

    Time: Thursday, June 28, 2001, 10:00 a.m. Pacific Time

    Place: QAD Inc., 6267 Carpinteria Avenue, Carpinteria, California 93013

    Purposes:

  1.
  To elect two directors to hold office until the annual meeting of stockholders in 2004 (Class III Directors);

  2.
  To approve an amendment to the QAD Inc. 1997 Stock Incentive Program increasing the number of shares of common stock reserved for issuance by 4,000,000 shares;

  3.
  To ratify the appointment of independent auditors; and

  4.
  To conduct other business if it is properly raised.

    The items of business are more fully described in the Supplemented and Restated Proxy Statement accompanying this Notice. Only stockholders of record on April 9, 2001 may vote at the meeting.

    Your vote is important. Please promptly complete, sign, date and return your proxy card in the enclosed envelope or fax to 856-840-2503.

                      By Order of the Board of Directors

                      Roland B. Desilets
                       Secretary

Carpinteria, California

June 7, 2001

QAD Inc.
6450 Via Real
Carpinteria, CA 93013

SUPPLEMENTED AND RESTATED PROXY STATEMENT

The Board of Directors of QAD is using this proxy statement to solicit proxies from the holders of QAD Inc. common stock to be used at the annual meeting of stockholders, as adjourned. This meeting was convened on June 7, 2001 at 10:00 a.m. Pacific Time, and was adjourned to June 28, 2001 at 10:00 a.m. Pacific Time. We first mailed a proxy statement and the accompanying form of proxy to QAD stockholders on or about May 8, 2001. This Supplemented and Restated Proxy Statement and the accompanying form of proxy is being mailed to QAD stockholders on or about June 7, 2001.

Matters relating to the annual meeting:

Time and Place of Meeting:	June 7, 2001 10:00 a.m. Pacific Time Fess Parker's DoubleTree Resort 633 East Cabrillo Street Santa Barbara, California 93103
Time and Place of Reconvened Meeting:	June 28, 2001 10:00 a.m. Pacific Time QAD Inc. 6267 Carpinteria Avenue Carpinteria, California 93013
Record Date:	April 9, 2001
Outstanding Shares Held on Record Date:	33,989,846 shares of common stock
Shares Entitled to Vote:	33,683,437 shares of common stock (excludes 306,409 shares held in QAD's treasury)
Quorum Requirement:
A quorum of stockholders is necessary to hold a valid meeting. The presence in person or by proxy at the meeting of holders of shares representing a majority of the votes of the common stock entitled to vote at the meeting is a quorum.

Abstentions and broker "non-votes" count as present for establishing a quorum. Shares held by QAD in its treasury do not count toward a quorum. A broker non-vote occurs on an item when a broker is not permitted to vote on that item without instruction from the beneficial owner of the shares and no instruction is given.

Shares Owned of Record by QAD Officers and Directors on April 9, 2001	21,323,242 shares of common stock. In total, these shares represent approximately 63% of the voting power of QAD's common stock.
These individuals have indicated that they will vote in favor of the proposals recommended by QAD's board.
Annual Report:
The annual report was previously sent to you in connection with the original proxy statement. The annual report is not proxy soliciting material. If you would like an additional copy, please contact QAD at the address set forth below for company contact.
Company Contact:	You may contact QAD for additional information or copies of the annual report by mailing us at:
6450 Via Real Carpinteria, California 93013 Attn: Investor Relations
Or telephoning us at: (805) 566-5139
The proposals:
ITEM I:	To elect two directors to hold office until the annual meeting of stockholders in the year 2004 (Class III directors).
ITEM II:	To approve an amendment to the QAD Inc. 1997 Stock Incentive Program increasing the number of shares of QAD common stock reserved for issuance by 4,000,000 shares.
ITEM III:	To ratify the appointment of KPMG LLP as QAD's independent auditors for QAD's 2002 fiscal year.
ITEM IV:	To conduct other business if it is properly raised.
Votes necessary to approve the proposals:
ITEM I. Election of Directors:	Directors are elected by a plurality of the votes represented by the shares of common stock present at the meeting in person or by proxy.

This means that the director nominees with the most affirmative votes are elected to fill the available seats. Only the number of votes "FOR" affect the outcome. Withheld votes and abstentions have no effect on the vote.
Because two directors are up for election, the two nominees with the greatest number of votes will be elected to fill the vacancies.

ITEM II. Amendment of Stock Program:
The approval of the amendment to the QAD Inc. 1997 Stock Incentive Program to increase the shares reserved for issuance under the plan requires the affirmative vote of a majority of the votes cast by holders of the common stock present, in person or by proxy, and entitled to vote at the meeting. Withheld votes and abstentions have the same effect as a vote against approval.
ITEM III. Ratification of Independent Auditors:
Ratification of the selection of KPMG LLP as QAD's independent auditors for the 2002 fiscal year requires a majority of the votes cast by holders of the common stock. Abstentions have no effect on the vote.

    The stockholders have no dissenters' or appraisal rights in connection with any of Items I, II or III.

Proxies

    Voting Your Proxy.  You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

    Voting instructions are included on your proxy card. If you properly give your proxy and submit it to us in time to vote for one of the individuals named as your proxy, we will vote your shares as you have directed. You may vote for or withhold authority to vote for QAD's director nominees. You may also vote for or against the other proposals or abstain from voting.

    If you submit your proxy but do not make specific choices, your proxy will follow the board's recommendations and vote your shares:

  •
  "FOR" the election of the two director nominees

  •
  "FOR" the amendment of the QAD Inc. 1997 Stock Incentive Program to increase the number of shares of common stock reserved for issuance by 4,000,000 shares

  •
  "FOR" the ratification of KPMG LLP as the independent auditors for QAD's 2002 fiscal year

  •
  "FOR" any proposal by QAD's board or stockholders to adjourn the annual meeting

  •
  In its discretion as to any other business as may properly come before the annual meeting

    Revoking Your Proxy.  You may revoke your proxy before it is voted by:

  •
  submitting a new proxy with a later date

  •
  notifying the company's Secretary in writing at the address provided, before the meeting, that you have revoked your proxy, or

  •
  voting in person at the meeting.

    Voting in person.  If you plan to attend the June 28, 2001 meeting and wish to vote in person, we will give you a ballot at the meeting. If you wish to attend such meeting in person, you should bring the admission ticket that accompanies the proxy card. You may also be requested to present documents for the purpose of establishing your identity. In addition, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on April 9, 2001, the record date for voting.

    People with disabilities.  We can provide reasonable assistance to help you participate in the meeting if you tell us about your disability and that you plan to attend. Please call or write the Secretary of the company at least one week before the meeting at the number or address on the second page of this proxy statement.

    Confidential voting.  Independent inspectors count the votes. Your individual vote is kept confidential from us unless special circumstances exist. For example, a copy of your proxy card will be sent to us if you write comments on the card.

    Proxy solicitation.  We will pay our own costs of soliciting proxies. In addition to this mailing, QAD employees may solicit proxies personally.

    The extent to which these proxy soliciting efforts will be necessary depends entirely upon how promptly proxies are submitted. You should send in your proxy without delay. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

Other Business; Adjournments

    We are not currently aware of any other business to be acted upon at the meeting. If, however, other matters are properly brought before the meeting, or any further adjourned meeting, your proxies will have discretion to vote or act on those matters according to their best judgment, including further adjourning the meeting.

    Adjournments may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of shares representing a majority of the votes present in person or by proxy at the meeting, whether or not a quorum exists, without further notice other than by an announcement made at the meeting.

ELECTION OF DIRECTORS
(ITEM I)

    Under QAD's certificate of incorporation, the board of directors is divided into three classes of directors, with each class having a number of directors as nearly equal in number as possible and with the terms of each class expiring in a different year.

    The members of the board serve for three years. The terms of office of the members of one class of directors expire each year in rotation so that the members of one class are elected at each annual meeting for full three-year terms. The term of office of two of the present directors will expire at this annual meeting.

    Two directors have been nominated for election to three-year terms expiring at the annual meeting in 2004. The terms of the other directors will continue as indicated below.

    The ages of the directors are as of April 1, 2001.

    Valid proxies received will be voted, unless contrary instructions are given, to elect the two nominees named in the following table to Class III of the board of directors. Should any nominee decline or be unable to accept the nomination to serve as a director, an event that we do not currently anticipate, your proxy will have the right, in their discretion, to vote for a substitute nominee or nominees designated by the board of directors, to the extent consistent with QAD's certificate of incorporation and its bylaws.

Nominees for Director

    The nominees for director to be elected by the stockholders are currently members of the board. If elected, the nominees will hold office until the annual meeting of stockholders in 2004, as specified in the table and until their successors are duly elected and qualified.

Nominees for Director to Hold Office Until 2004	Age	Director Since	Position with the Company	Committees
Koh Boon Hwee	50	1997	Director	Audit, Compensation
Peter R. van Cuylenburg	53	1997	Director	Audit, Compensation

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE INCUMBENT DIRECTORS IDENTIFIED ABOVE.

Information Concerning the Nominees for Election and the Other Incumbent Directors

    Set forth below is information with respect to the two nominees for election to the board of directors who are standing for election at the 2001 annual meeting.

  KOH BOON HWEE

    Koh Boon Hwee was appointed an outside director in September 1997. Mr. Koh is chairman of the Internet Technology Group, a company that builds web based solutions for other companies. He is also non-executive chairman of Singapore Telecommunications Ltd. and Omni Industries Ltd. He was previously executive chairman of the Wuthelam Group, and before that Managing Director of Hewlett Packard Singapore. Mr. Koh also serves as chairman of Singapore Telecom, Singapore Post and the Council of the Nanyang Technological University. He serves on the boards of several other statutory and public organizations including the Securities Industry Council, the Institute of Policy Studies, Singapore International Foundation and the Singapore-U.S. Business Council.

  PETER R. VAN CUYLENBURG

    Peter R. van Cuylenburg was appointed an outside director in November 1997. Mr. van Cuylenburg formerly held the position of president and chief operating officer, and then advisor to the chairman, at InterTrust Technologies Corporation. Prior to that, Mr. van Cuylenburg served as president of Quantum Corporation's DL Tape and Storage Systems Group, based in Milpitas, California. He also serves on the board of directors of Mitel Corporation, as director and non-executive chairman of PixelFusion Group plc in the U.K., and as director and non-executive chairman of Elixent Ltd., also in the U.K. Past board memberships include Dynatech Corporation, NeXT Computer and Cable and Wireless, plc. Mr. van Cuylenburg's career includes executive posts at Xerox Corporation, NeXT Computer, Inc., Cable and Wireless, plc., and Texas Instruments, in the U.K., U.S. and France. Mr. van Cuylenburg holds a Diploma in Electrical Engineering from Bristol Polytechnic and an Honorary Doctorate of Technology from Bristol Polytechnic.

Incumbent Directors not Standing for Election

    The following section sets forth information about the other four members of the board of directors. None of these directors are up for election at the 2001 annual meeting, and each will be up for election at the annual meeting set forth in the table.

Directors to Hold Office Until 2002	Age	Director Since	Committees
Jeffrey A. Lipkin	55	1999	Audit
A.J. "Bert" Moyer	57	2000	Compensation
Directors to Hold Office Until 2003
Karl F. Lopker	49	1981	Compensation
Pamela M. Lopker	46	1981	None

    Set forth below is information with respect to the incumbent directors who are not standing for election at the 2001 annual meeting.

  JEFFREY A. LIPKIN

    Mr. Lipkin is founder and general partner of Recovery Equity Investors ("REI") I and II L.P., which have over $200 million in institutional funds under management for growth investments and turnarounds. The bulk of the funds have been deployed in twenty-five transactions in a variety of industries including asset-based lending (The Foothill Group), construction equipment (CMI Corporation), electronics, telecommunications, fashion jewelry, and information services. Mr. Lipkin is a director of CMI Corporation, which is listed on the New York Stock Exchange, of the Chadmoore Wireless Group, and of numerous privately held companies. Mr. Lipkin holds a B.A. in Physics from Harvard College and a J.D. from Harvard Law School.

  A.J. "BERT" MOYER

    Mr. Moyer served as executive vice president and chief financial officer for QAD from March 1998 until February 2000. He recently served as president of the commercial division of the Profit Recovery Group International, Inc. until July 2000. Since September 2000, Mr. Moyer, in addition to his board duties, has been engaged as a consultant to QAD, assisting in the sales operations of the Americas. Prior to joining QAD, Mr. Moyer served as chief financial officer of Allergan, a specialty pharmaceutical company based in Irvine, California. Mr. Moyer received his Bachelor of Science degree in Business Administration from Duquesne University. In 1973, he graduated from the Advanced Management Program at the University of Texas, Austin.

  KARL F. LOPKER

    Karl F. Lopker has served as a director and the chief executive officer of QAD since joining the Company in 1981. Mr. Lopker was founder and president of Deckers Outdoor Corporation from 1973 to 1981, where he currently serves as a director. Mr. Lopker is certified in Production and Inventory Management at the Fellow level by the American Production and Inventory Control Society. Mr. Lopker studied Electrical Engineering and Computer Science at the University of California at Santa Barbara. Mr. Lopker is married to Pamela Lopker.

  PAMELA M. LOPKER

    Pamela M. Lopker founded QAD in 1979 and has been its chairman of the board and president since incorporation. Prior to founding QAD, Ms. Lopker served as senior systems analyst for Comtek

Research from 1977 to 1979. Ms. Lopker is certified in Production and Inventory Management by the American Production and Inventory Control Society. Ms. Lopker earned a Bachelor of Arts degree in Mathematics from the University of California at Santa Barbara. Ms. Lopker is married to Karl Lopker.

Compensation of Directors

    QAD employees receive no extra pay for serving as directors. Directors are reimbursed for direct expenses relating to their activities as members of the board of directors. Pursuant to our 1997 Stock Incentive Program, directors are eligible to participate in the Nonqualified Stock Option Plan and the Restricted Share Plan and directors who are not employees may participate in the Non-Employee Director Stock Option Plan. Upon joining QAD in 1997, Mr. Koh and Mr. van Cuylenburg each received a nonqualified stock option for 15,000 shares of common stock. QAD also granted to Mr. Koh and Mr. van Cuylenburg a nonqualified stock option for 7,500 shares each in fiscal 1999. The grant date of the first 15,000-share option to each director was the date of the director's appointment to the board of directors or their retention as a consultant, whichever was earlier. The grant date of the second option was the first anniversary of the director's appointment as a director. QAD has also granted to Mr. Koh and Mr. van Cuylenburg additional options, each to acquire 7,500 shares of common stock in fiscal 2000, on the second anniversary of each director's appointment. All of the options vest in four equal installments on each of the first through fourth anniversaries of the respective grant dates. QAD intends to continue to make awards under the 1997 Stock Incentive Program to each non-employee director upon election to the board.

    In October 1998, QAD's board adopted a stock grant plan to supplement stock option grants to non-employee directors. The plan provides that each non-employee director be granted 7,500 shares annually, in four quarterly installments of 1,875 shares each. The installments are made at the beginning of each calendar quarter, subject to each non-employee director purchasing at least a corresponding number of shares in the open market. For every share purchased, one share will be granted, up to 1,875 shares per quarter. A director may accumulate the rights under the plan for up to three-quarters per year, but all purchases must occur before the end of each year of the plan. In addition, each non-employee director must agree that the shares purchased or granted will be held for three years from the purchase date. If a non-employee director's status is terminated prior to the expiration of the three-year period, except for death or a change in control of QAD, the shares which were granted will be forfeited to QAD, but the shares that had been purchased would continue to be owned by the non-employee director. The plan commenced as of the fiscal quarter beginning November 1, 1998 and ended October 31, 1999. During the time the plan was in effect, both Mr. Koh and Mr. van Cuylenburg purchased 7,500 shares each and were granted a corresponding 7,500 shares as provided under the plan. At the February 4, 2000 board meeting, the disinterested directors approved a renewal of the plan effective as of October 8, 1999 for a period of one year with certain revisions. The revisions exclude directors who hold or manage a share position in QAD of more than 5% of the outstanding shares and grant the shares in three installments. As of April 9, 2000 Mr. van Cuylenburg purchased 7,500 shares and was granted the corresponding 7,500 shares as prescribed under the renewal of the plan.

    At the March 21, 2001 board meeting, the directors (with the non-employee directors abstaining) approved a renewal of the plan for fiscal year 2002 with certain revisions. The revisions include increasing the share grant from 7,500 to 15,000 per non-employee director and clarifying that the plan is operated under the Restricted Share Plan. At the end of that fiscal year the directors who do not participate in the plan will evaluate the effectiveness of the plan to determine whether it should be renewed or revised.

    For a short time during fiscal 2001, and for all of fiscal 2000, Mr. Moyer served as the chief financial officer of QAD. In association with that service, he received a salary in fiscal 2001 of $47,333, a cash bonus of $13,796, relocation reimbursement of $2,934, a vesting of a stock award valued at $76,671 at the time of vesting and a vacation payout at the time of his employment termination of $18,025. Subsequent to his termination as CFO, Mr. Moyer was appointed to the board of directors. In September 2000, Mr. Moyer was engaged by QAD as a consultant to manage certain sales activities, primarily in North America. In association with that work, during fiscal 2001 Mr. Moyer was paid $91,500.

Board of Directors

    During fiscal 2001, the board of directors held six regularly scheduled and special meetings and acted by unanimous written consent on six occasions. During fiscal 2001, all directors, except Koh Boon Hwee, attended all board meetings. Mr. Koh attended three of the six board meetings. In addition to attending meetings, directors also discharge their responsibilities by review of company reports to directors, visits to company facilities, correspondence and telephone conferences with executive officers and others regarding matters of interest and concern to QAD.

Board Committees

    The board appoints committees to help carry out its duties. In particular, board committees work on key issues in greater detail than would be possible at full board meetings. Each committee reviews the results of its meetings with the full board. The committees are described in the following paragraphs.

  Audit Committee

    The audit committee is composed of the following three directors:

    Mr. van Cuylenburg (Chair)
    Mr. Koh
    Mr. Lipkin

    Each of the directors on the audit committee is "independent," as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The audit committee met on four occasions during fiscal 2001. During fiscal 2001, all committee members, except Koh Boon Hwee, attended all audit committee meetings. Mr. Koh attended two of the four audit committee meetings, including the meeting to review the annual results. The primary purpose of the audit committee is to assist the board in fulfilling its oversight responsibilities relating to financial information that will be provided to our stockholders and others, our systems of internal controls, and the audit process. In fulfilling this purpose, the audit committee performs the functions specified in the Charter of the Audit Committee of the Board of Directors attached as Appendix A to this proxy statement.

    In addition to its regular activities, the committee is available to meet on call of the independent auditors, controller or internal auditor whenever a special situation arises. On March 14, 2001, QAD certified that it is in compliance with the new Nasdaq Marketplace Rule regarding audit committee composition requirements.

Audit Committee Report

    Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

    In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements contained in the Annual Report on Form 10-K for QAD's 2001 fiscal year with management, including a discussion of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

    The audit committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and acceptability of QAD's accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards. In addition, the audit committee discussed with the independent auditors the auditors' independence from management and QAD, including the report from the independent auditors regarding their independence and the matters in the written disclosures consistent with the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and considered the compatibility of non-audit services with the auditors' independence.

    The audit committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in the Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

    The audit committee met and discussed with our chief financial officer and the independent auditors the overall scope and plans for the audit by the independent auditors, the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. In addition, the audit committee and the independent auditors were offered the opportunity to meet without management present to discuss the results of the independent auditors examinations, their evaluations of our internal controls and the overall quality of our financial reporting and declined to do so.

    Based upon the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board of directors approved, that the audited financial statements be included in the Annual Report on Form 10-K for the 2001 fiscal year for filing with the Securities and Exchange Commission.

    The committee also recommended to the board of directors, and the board of directors approved, subject to stockholder ratification, the appointment of KPMG LLP as our independent auditors for the 2002 fiscal year.

                      AUDIT COMMITTEE:
                      Peter R. van Cuylenburg (Chair)
                      Koh Boon Hwee
                      Jeffrey A. Lipkin

Independent Auditor's Fees

    For the professional services rendered by KPMG LLP during the year ended January 31, 2001, the aggregate fees billed to QAD were as follows:

Audit Fees

    $311,489 for services rendered for the audit of QAD's annual financial statements and review of QAD's quarterly financial statements for fiscal year 2001.

Financial Information System Design and Implementation Fees

    None.

All Other Fees

    $473,579 for all other services, including tax consulting and compliance services, review of SEC registration statements, accounting consultation, statutory audits, business consulting and other business non-audit services.

  Compensation Committee

    The compensation committee is composed of the following directors:

    Mr. Moyer (Chair)
    Mr. van Cuylenburg
    Mr. Koh
    Mr. Lopker

    The compensation committee met on two occasions and acted by written consent on two occasions during fiscal 2001. During fiscal 2001, all committee members attended all compensation committee meetings. The compensation committee:

  •
  recommends to the board of directors the compensation and cash bonus opportunities based on the achievement of objectives set by the compensation committee with respect to our chairman of the board and president, our chief executive officer and the other executive officers;

  •
  administers QAD's compensation plans for the same executives;

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  determines equity compensation for all employees;

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  administers the QAD Inc. 1997 Stock Incentive Program;

  •
  reviews and approves the cash compensation and bonus objectives recommended by the chairman of the board and president and the chief executive officer for the other executive officers; and

  •
  reviews various matters relating to employee compensation and benefits.

    Mr. Lopker is recused from all matters involving QAD's chairman of the board and president and the chief executive officer and he does not participate in approving grants or awards under the QAD Inc. 1997 Stock Incentive Program to persons who are subject to Section 16 of the Exchange Act. During fiscal 2001 a sub-committee of the compensation committee composed of Messrs. Koh, Moyer and van Cuylenburg administered, and made all ongoing determinations concerning matters relevant to grants or awards under the stock incentive program to persons who were subject to Section 16 of the Exchange Act.

Compensation Committee Interlocks and Insider Participation

    Messrs. Moyer, van Cuylenburg, Koh, and Lopker currently are members of the compensation committee. Mr. Lopker is the chief executive officer of QAD and Mr. Moyer currently serves as a paid consultant to QAD. No other interlocking relationships exist between the compensation committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Board Compensation Committee Report on Executive Compensation

    The compensation committee believes that the compensation levels of QAD's executive officers, who provide leadership and strategic direction, should consist of (i) base salaries that are commensurate with executives of other comparable software companies and (ii) cash bonus opportunities based on achievement of company objectives. These objectives are set by the compensation committee with respect to the chairman and president and chief executive officer and they are set by the chairman and the chief executive officer, in consultation with the compensation committee, for the other executive officers. The compensation committee also believes that it is important to provide executive officers with significant stock-based incentive compensation, which increases in value in direct correlation with improvement in the performance of the common stock, thereby aligning management's interest with those of the stockholders.

    The compensation committee considers the following factors (ranked in order of importance) when determining compensation of executive officers: (i) QAD's performance measured by attainment of specific strategic objectives and operating results, (ii) the individual performance of each executive officer, including the achievement by the executive (or the executive's functional group) of identified goals, and (iii) historical cash and equity compensation levels at comparable companies and at QAD.

    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a publicly-held company for compensation in excess of $1,000,000 paid to the company's chief executive officer and its four other most highly compensated executive officers, unless the plan and awards pursuant to which any portion of the compensation is paid meet certain requirements. The QAD Inc. 1997 Stock Incentive Program includes provisions that will enable QAD to meet those requirements if it becomes necessary. Because the compensation committee has not yet been and does not anticipate being faced in the near future with compensation levels that are affected by Section 162(m), the compensation committee has not yet determined that meeting those requirements will necessarily be in the best interest of QAD.

Cash Compensation

    The base salaries of the executive officers are generally set at the time of their initial hiring, subject to possible increases in future periods at the discretion of QAD.

    As stated above, the compensation of executive officers is also based in part upon corporate performance, individual performance and comparative industry compensation levels. Each year, management establishes a performance plan with the compensation committee. The annual plan sets forth overall goals to be achieved by QAD, as well as specific performance goals to be achieved by each of its executive officers according to his or her duties and responsibilities.

    For fisca1 2001, the compensation committee set the overall corporate goals to focus exclusively on QAD's financial performance. The financial performance criteria, and the bonus eligibility for achievement of the overall corporate goals, were weighted as follows:

  •
  revenue—40%;

  •
  operating profit—40%; and

  •
  the accounts receivable collection period—20%.

    QAD met the target for the accounts receivable collection period, but did not meet the targets for revenue and operating profit criteria established by the committee for fiscal 2001. QAD did meet the threshold revenue goal established by the committee for fiscal 2001. As such, only 42% of the potential bonus under this aspect of the bonus program was paid to the executives covered by the program. Some bonuses were also paid to executives based on individual performance goals for fiscal 2001.

    Bonus compensation for each of the executive officers named in the table that follows except for Ms. Lopker and Mr. Lopker, was determined based on a formula that tied the target bonus objective (which in most instances is established as a percentage of base salary) to the achievement by QAD of the overall corporate goals described above (not all of which were met in fiscal 2001) and to the achievement of specified individual or functional area goals. Under this formula, the executive officers' bonus amounts could be greater or less than the target bonus objective based on QAD's and the executives' performance against such goals. Ms. Lopker and Mr. Lopker participated in a bonus plan based on meeting profit targets, share price targets and certain eQ marketing targets. They received no bonus because the targets were not reached.

    The other executives whose bonus was tied to corporate and individual goals, as well as other criteria, received the following bonuses for fiscal 2001: Mr. Niedzielski $61,694, Mr. Anderson $86,809, and Ms. Fisher $48,000. On average, the compensation committee believes the cash compensation for the executive officers is comparable to industry salary and bonus levels.

Equity Compensation

    The compensation committee or a subcommittee consisting of the non-employee members of the compensation committee administer and authorize all grants and awards made under the 1997 Stock Incentive Program. In some instances, awards are authorized for new employees as incentives to join QAD. In determining whether and in what amount to grant stock options or other equity compensation to executive officers in fiscal 2001, the program administrators considered the amount and date of vesting of currently outstanding incentive equity compensation granted previously to each of the executive officers. The compensation committee believes that continued grants of equity compensation to key executives is an important tool to retain and motivate exceptionally talented executives who are necessary to achieve our long-term goals, especially at a time of significant competition and other challenges in our industry.

    During fiscal 2001, the non-employee members of the compensation committee approved grants of equity compensation to the executive officers named in the following Summary Compensation Table who received grants and the committee also approved grants of equity compensation to other executive officers, consistent with the board of directors' and the compensation committee's overarching policy of granting equity compensation to key executives and to employees in general.

                      THE COMPENSATION COMMITTEE:

                      Bert Moyer (Chair)
                      Peter R. van Cuylenburg
                      Koh Boon Hwee
                      Karl F. Lopker

Executive Compensation

    The following table and discussion summarize the compensation of the chief executive officer and each of the four other most highly compensated executive officers.

SUMMARY COMPENSATION TABLE

	Annual Compensation						Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)(1)		Restricted Stock Awards ($)		All Other Compensation ($)
Karl F. Lopker Chief Executive Officer	2001 2000 1999	185,833 157,500 162,500	— — —		10,125 9,750 —		— — —		— — —
Pamela M. Lopker Chairman of the Board and President	2001 2000 1999	185,833 157,500 162,500	— — —		10,125 9,750 4,916		— — —		11,974 4,802 4,802
Kathleen M. Fisher(2) Executive Vice President, Chief Financial Officer	2001 2000 1999	190,625 — —	48,000 — —	(3)	16,549 — —	(4)	— — —		— — —
Vincent P. Niedzielski Executive Vice President, Research & Development	2001 2000 1999	271,167 252,000 244,215	61,694 57,301 58,762	(5) (6)	5,300 5,024 1,188		65,000 27,543 57,500	(7)	— — —
Barry R. Anderson(8) Executive Vice President and General Counsel	2001 2000 1999	187,333 174,000 179,000	86,809 52,009 57,173	(9) (9) (9)	10,257 10,360 5,831		— — —		— — —

(1)
"Other Annual Compensation" includes QAD Flexible Benefit Dollars and contributions to the 401(k) plan and profit sharing plan on behalf of the named executive officers.

(2)
Ms. Fisher started her employment with QAD on March 28, 2000.

(3)
Represents sign-on bonus.

(4)
Includes $7,000 of relocation expenses.

(5)
Includes $11,294 of loan forgiveness.

(6)
Includes $11,941 of loan forgiveness.

(7)
Includes $15,419 of exercised stock options.

(8)
Barry Anderson ended his employment with QAD on February 15, 2001.

(9)
During fiscal 1998, Mr. Anderson received a loan in the amount of $77,728, which was subject to forgiveness over a three-year period. None of the loan was forgiven in fiscal 1998. Approximately $25,910 of the loan was forgiven in each of fiscal years 1999, 2000, and 2001; correspondingly, the compensation in fiscal 1999, 2000, and 2001 is reflected in the table.

Option Grants in Fiscal 2001

    The following table sets forth the option grants to the named executives during fiscal 2001. QAD did not grant any stock appreciation rights in fiscal 2001.

Name	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees In FY 2001		Exercise Or Base Price ($/Share)		Expiration Date	Grant Date Fair Value ($)(2)
Karl F. Lopker	—	—			—	—		—
Pamela M. Lopker	—	—			—	—		—
Kathleen M. Fisher	150,000 60,000 25,000	8.3	%(3)	$ $ $	12.8750 4.6250 1.7813	3/6/08 6/8/08 12/1/08	$ $ $	1,682,820 241,806 38,805
Vincent P. Niedzielski	20,000 25,000	1.6	%(3)	$ $	4.6250 1.7813	6/8/08 12/1/08	$ $	80,602 38,805
Barry R. Anderson	15,000 25,000	1.4	%(3)	$ $	4.6250 1.7813	6/8/08 12/1/08	$ $	60,452 38,805

(1)
All granted options vest in four annual increments, 25% on each of the first through fourth anniversaries of the date of grant, and expire in eight years.

(2)
The fair value of each option grant is estimated on the date of grant using the Black-Scholes model of option valuation to determine grant date fair value, as prescribed under Statement of Financial Accounting Standards No. 123 (SFAS No. 123), Accounting for Stock-Based Compensation, with the following assumptions:

Expected stock price volatility	1.12
Risk-free interest rate	5.41%
Expected life of options	6.50 years
Expected dividend yield	0.00%

  QAD's stock options currently are not transferable, and the actual value of the stock options that an employee may realize, if any, will depend on the excess of the market price on the date of exercise over the exercise price. There is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. We have based our assumption for stock price volatility on the variance of daily closing prices of our stock from its initial public offering date to January 31, 2001. The risk-free rate of return used equals the yield to maturity on a 6.5-year zero coupon U.S. Treasury bond. No discount was applied to the value of the grants for non-transferability, and risk of forfeiture was accounted for in the expected life of the options.

(3)
Represents the combined percentage for all grants.

Option Exercises in Fiscal 2001 and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options/SARs At Fiscal Year-End (#)		Value of Unexercised In-The-Money Options/SARs At Fiscal Year-End ($)(1)
	Shares Acquired on Exercise (#)
Name		Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Karl F. Lopker	—	—	—	—	—	—
Pamela M. Lopker	—	—	—	—	—	—
Kathleen M. Fisher	—	—	—	235,000	—	$26,563
Vincent P. Niedzielski	—	—	95,900	87,700	—	$26,563
Barry R. Anderson	—	—	72,025	111,075	—	$26,563

(1)
Represents the difference between the option exercise price and the market price of QAD common stock at the fiscal year-end. The actual gain, if any, an executive realizes will depend on the market price of QAD stock at the time of exercise. "In-the-money" means the market price of the stock is greater than the exercise price of the option on the date specified.

Employment Agreements and Change of Control Arrangements

    Each of Ms. Fisher, Mr. Niedzielski, and Mr. Anderson have or had severance agreements that provide for the payment to them of an amount equal to six months salary in the event of a termination of their employment with QAD. Each of the executive officers has or had a change of control agreement that provides for acceleration of vesting in their options and the payment to them of an amount equal to either 24 or 12 months salary in the event of a termination of their employment with QAD following a change of control.

Certain Transactions

    In connection with the hiring of Barry R. Anderson in fiscal 1998, QAD lent him $77,728. The loan was subject to forgiveness over a three-year period, provided Mr. Anderson remained employed by QAD. Approximately $25,910 of the principal of the loan was forgiven in each of fiscal 1999, 2000, and 2001.

    In connection with the hiring of Kathleen M. Fisher in fiscal 2001, QAD made two interest-free loans to Ms. Fisher. One loan is for $255,000 subject to forgiveness over a four-year period in equal amounts, provided Ms. Fisher remains employed by QAD. The other loan is for $60,000 and is subject to repayment over a four-year period.

Stock Ownership of Directors, Executive Officers and Certain Beneficial Owners

    The following table shows how much QAD common stock each executive named in the Summary Compensation Table on page 13 and each non-employee director beneficially owned on April 9, 2001. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, warrants and other rights held by that person that are currently exercisable or become exercisable within 60 days following April 9, 2001 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder's name.

    All shares held by the Lopkers are held jointly by Pamela and Karl Lopker, except that 701,618 shares are held in trust for the Lopkers' minor children and 12,000 shares are held in a charitable remainder trust. Pamela and Karl Lopker act as joint trustees of the charitable remainder trust. An additional 229,500 shares are held by a charitable foundation of which the Lopkers are officers.

    All shares and warrants held by Mr. Lipkin are held by Recovery Equity Investors II, L.P. Mr. Lipkin is a general partner of Recovery Equity Investors II, L.P.

Beneficial Owner	Shares Owned	Shares Covered by Exercisable Options, Warrants and other Rights	Percent of Class
Directors and Executive Officers
Pamela M. and Karl F. Lopker	18,413,471	—	54.17%
Koh Boon Hwee	15,000	16,875	0.09%
Jeffrey Lipkin	2,777,778	225,000	8.78%
A.J. Moyer	28,000	105,500	0.39%
Peter R. van Cuylenburg	30,000	16,875	0.14%
Vincent P. Niedzielski	64	101,775	0.30%
Kathleen M. Fisher	11,406	52,500	0.19%
Barry R. Anderson	14,042	0	0.04%
All Directors and Executive Officers as a group (12 persons)	21,323,242	570,700	64.35%
Non-Executive 5% Beneficial Owners
Recovery Equity Investors II, L.P.	2,777,778	225,000	8.78%

STOCKHOLDER RETURN PERFORMANCE GRAPH

    The line graph below compares the cumulative total stockholder return on QAD's common stock with the cumulative total return of the NASDAQ Composite Total Return Index, the Robertson Stephens (RS) Software Index, and the NASDAQ Computer Index for the period beginning August 5, 1997 and ending January 31, 2001. We have introduced the NASDAQ Computer Index into our performance graph this year in order to transition the replacement of the RS Software Index in future Proxy Statements.

    The graph assumes that $100 was invested on the date of QAD's initial public offering and that all dividends were reinvested. Historic stock price performance should not be considered indicative of future stock price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG QAD INC., THE NASDAQ COMPOSITE TOTAL RETURN INDEX,
THE ROBERTSON STEPHENS SOFTWARE INDEX AND THE NASDAQ COMPUTER INDEX

Measurement Periods (Qtrs. from IPO through Fiscal Year 2001)	QAD Inc.	NASDAQ Composite Total Return Index	RS Software Index	NASDAQ Computer Index
8/05/1997	100.00	100.00	100.00	100.00
10/31/1997	94.17	98.28	105.74	89.68
1/31/1998	97.50	99.87	104.39	93.39
4/30/1998	92.50	115.23	134.92	110.77
7/31/1998	55.83	115.47	115.92	119.19
10/31/1998	31.25	109.24	109.42	119.08
1/31/1999	27.92	154.54	147.98	190.44
4/30/1999	25.83	156.82	132.66	180.31
7/31/1999	20.83	162.72	159.39	189.51
10/31/1999	22.92	182.94	189.33	224.03
1/31/2000	60.00	243.00	331.37	307.15
4/30/2000	39.17	238.09	332.90	312.90
7/31/2000	20.42	232.31	310.33	311.50
10/31/2000	18.33	207.79	327.47	275.82
1/31/2001	17.08	170.99	379.63	204.90

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires QAD's officers and directors and persons who own more than 10% of the common stock to file reports of ownership and changes in ownership with the SEC and Nasdaq. Reporting persons are required by SEC regulations to furnish QAD with copies of all Section 16(a) forms they file. Based solely on a review of the copies of those forms received or written representations from persons subject to the reporting requirements of Section 16(a), we believe that, with respect to the fiscal year ended January 31, 2001, all reporting persons complied with all applicable filing requirements of Section 16(a), except for Karl F. Lopker and Pamela M. Lopker who each filed a Form 4 late that involved one transaction.

APPROVAL OF AMENDMENT TO QAD INC. 1997 STOCK INCENTIVE PROGRAM
(ITEM II)

    The stockholders are being asked to approve an amendment to the QAD Inc. 1997 Stock Incentive Program that will increase the number of shares of common stock available for issuance under the 1997 program from 8,000,000 shares to 12,000,000 shares. The 4,000,000-share increase was approved by the board in March 2001, subject to stockholder approval at the annual meeting. The board believes it is in QAD's best interest to increase the share reserve so that QAD can continue to attract and retain the services of those persons essential to the company's growth and financial success.

    Of the 8,000,000 shares currently authorized under the 1997 program, only 1,171,334 shares remained available for additional grants as of May 31, 2001. The rest have been granted in various forms permitted by the 1997 program as set forth below over a period from April 1997 through May 31, 2001, a period of approximately four years. The board believes that the approval of an additional 4,000,000 shares under the 1997 program should be sufficient for the company's needs under the 1997 program for the next two to three years. The shares authorized under the 1997 program were increased from 4,000,000 to 8,000,000 in 1999.

Summary of the QAD Inc. 1997 Stock Incentive Program

    The following is a summary of the principal features of the QAD Inc. 1997 Stock Incentive Program (the "1997 Program"). The complete text of the 1997 Program was filed as an exhibit to our registration statement filed in connection with our initial public offering. Any stockholder who wishes to obtain a copy of the plan document may do so by visiting the SEC's Internet site at http://www.sec.gov or upon written request to the Secretary at QAD's offices listed on page 2 of the proxy statement under "company contact."

    In May 1997, the board of directors adopted and the stockholders approved the 1997 Program. Under the 1997 Program, the board of directors, or its designated administrators, have the flexibility to determine the type and amount of awards to be granted to eligible participants.

    Purpose, structure, awards and eligibility.  The 1997 Program is intended to secure for QAD and its stockholders the benefits arising from ownership of common stock by individuals employed or retained by QAD who will be responsible for the future growth of the enterprise. The 1997 Program is designed to help attract and retain superior personnel for positions of substantial responsibility, and to provide individuals with an additional incentive to contribute to the company's success.

    The 1997 Program is composed of the general provisions and seven plans and the program administrators may make the following types of awards under the 1997 Program:

  (1)
  incentive stock options under the Incentive Stock Option Plan;
  (2)
  nonqualified stock options under the Nonqualified Stock Option Plan;
  (3)
  restricted shares under the Restricted Share Plan;

  (4)
  grants of options under the Non-Employee Director Stock Option Plan;
  (5)
  rights to purchase stock under the Employee Stock Purchase Plan;
  (6)
  stock appreciation rights under the Stock Appreciation Rights Plan; and
  (7)
  specified other stock rights under the Other Stock Rights Plan, which may include the issuance of units representing the equivalent of shares of common stock, payments of compensation in the form of shares of common stock, and rights to receive cash or shares of common stock based on the value of dividends paid on a share of common stock.

    Officers, key employees, directors, consultants and other independent contractors or agents of QAD or its subsidiaries who are responsible for or contribute to the management, growth or profitability of our business are eligible for selection by the program administrators to participate in the 1997 Program, provided, however, that incentive stock options may be granted under the Incentive Stock Option Plan only to a person who is an employee of QAD or its subsidiaries.

    Shares subject to 1997 Program.  There were initially authorized and reserved for issuance an aggregate of 4,000,000 shares of QAD common stock under the 1997 Program. The shares authorized under the 1997 Program were increased from 4,000,000 to 8,000,000 in 1999. The board approved a 4,000,000 share increase from 8,000,000 to 12,000,000 in March 2001, subject to stockholder approval at the annual meeting. The shares of common stock issuable under the 1997 Program may be authorized but unissued shares, shares issued and reacquired, or shares purchased by QAD on the open market. If any of the awards granted under the 1997 Program expire, terminate or are forfeited for any reason before they have been exercised, vested or issued in full, the unused shares subject to those expired, terminated or forfeited awards will again be available for purposes of the 1997 Program. The 1997 Program limits the award of stock options and stock appreciation rights to 200,000 to any individual in any calendar year.

    Effective date and duration.  All of the plans other than the Incentive Stock Option Plan and the Employee Stock Purchase Plan, became effective upon their adoption by the board of directors. The Incentive Stock Option Plan and the Employee Stock Purchase Plan became effective upon their adoption by the board of directors and approval of the 1997 Program by a majority of the stockholders. The 1997 Program will continue in effect until May 2007 unless sooner terminated under the general provisions of the 1997 Program.

    Administration.  The 1997 program is administered by the board of directors or by a committee appointed by the board. That committee must consist of not less than two directors who are:

  •
  non-employee directors within the meaning of SEC Rule 16b-3 under the Securities Exchange Act of 1934, so long as non-employee director administration is required under Rule 16b-3; and
  •
  outside directors as defined in Section 162(m) of the Internal Revenue Code (the "Code"), so long as outside directors are required by the Code.

    Subject to these limitations, the board of directors may from time to time remove members from the committee, fill all vacancies on the committee, and select one of the committee members as its chairperson. The program administrators may hold meetings when and where they determine, will keep minutes of their meetings, and may adopt, amend and revoke rules and procedures in accordance with the terms of the 1997 Program. The 1997 Program is presently administered by the non-employee directors who serve on the compensation committee of the board.

New plan benefits

    To date, no options have been granted and no direct stock issuances have been made with respect to the 4,000,000-share increase proposed in this Item II.

Federal income tax consequences

Option Grants

    Options granted under the 1997 program may be either incentive stock options which satisfy the requirements of Section 422 of the Code or nonqualified stock options which are not intended to meet those requirements. Options granted under the Non-Employee Directors Stock Option Plan are nonqualified stock options. As of June 1, 2001, under the 1997 Program, no incentive stock options have been granted. The federal income tax treatment for nonqualified stock options and incentive stock options is as follows:

  •
  Nonqualified Stock Options. No taxable income is recognized by an optionee upon the grant of a nonqualified stock option. Generally, the optionee will recognize ordinary income in the year in which the option is exercised. The amount of ordinary income will equal the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares. QAD and the optionee are required to satisfy the tax withholding requirements applicable to that income. QAD will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to exercised nonqualified stock options. QAD will generally receive the tax deduction in the taxable year that the ordinary income is recognized by the optionee.
  •
  Incentive Stock Options. No taxable income is recognized by an optionee upon the grant of an incentive stock option. Generally, the optionee will not recognize ordinary income in the year in which the option is exercised although the optionee's gain from exercise may be subject to alternative minimum tax. If the optionee sells the underlying shares acquired from the option within two years after the option grant date or within one year of the option exercise date, then this is treated as a disqualifying disposition and the gain, if any, will be taxed as ordinary income. QAD will be entitled to an income tax deduction that equals the amount of the optionee's compensatory ordinary income. If the optionee does not make a disqualifying disposition, then QAD will not be entitled to a tax deduction.

Restricted Share Plan

  •
  The tax principles applicable to the issuance of restricted shares under the 1997 Program will be substantially the same as those summarized above for the exercise of nonqualified stock option grants in that they are both governed by Section 83 of the Code. Generally, when the restriction lapses, the grantee will have ordinary income equal to the fair market value of the shares on the vesting date. Alternatively, at the time of the grant, the grantee may elect under Section 83(b) of the Code to include as ordinary income in the year of the grant, an amount equal to the fair market value of the granted shares on the grant date. If the Section 83(b) election is made, the grantee will not recognize any additional income when the restriction lapses. QAD will be entitled to an income tax deduction equal to the ordinary income recognized by the grantee in the year in which the grantee recognizes such income.

Employee Stock Purchase Plan Issuances

  •
  The Employee Stock Purchase Plan is intended to satisfy the requirements of Section 423 of the Code. Under a plan that so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to QAD, in connection with the grant or the exercise of an outstanding purchase right. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the plan.
  •
  If the participant sells or otherwise disposes of the purchased shares within two years after the start date of the purchase period in which the shares were acquired, or within one year after the purchase date, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares. QAD will be entitled to an income tax deduction, for the taxable year in which the sale or disposition occurs, equal in amount to the ordinary income recognized by the participant.

  •
  If the participant sells or disposes of the purchased shares more than two years after the start date of the purchase period in which the shares were acquired and more than one year after the purchase date, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (1) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (2) 15% of the fair market value of the shares on the start date of that purchase period, and any additional gain upon the disposition will be taxed as a long-term capital gain. QAD will not be entitled to any income tax deduction with respect to that sale or disposition.

Stock Appreciation Rights

  •
  A 1997 Program participant who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. QAD will be entitled to an income tax deduction equal to the appreciation distribution in the taxable year that the ordinary income is recognized by the participant.

Other Stock Rights

  •
  Generally, a program participant who is granted other stock rights will recognize ordinary income in the year of the grant of the right, if a present transfer of stock or value is made to the participant, or in the year of payment, such as in the case of a dividend equivalent right. That income will generally be equal to the fair market value of the granted right or payment. QAD will generally be entitled to an income tax deduction equal to the income recognized by the participant on the grant or payment date for the taxable year in which the ordinary income is recognized by the participant.

Deductibility of executive compensation

    We anticipate that any compensation deemed paid by QAD in connection with the exercise of nonqualified stock options granted with exercise prices equal to the fair market value of the shares on the grant date will generally qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of QAD. Accordingly, we believe all compensation deemed paid under the 1997 Program with respect to those dispositions or exercises will remain deductible by QAD without limitation under Code Section 162(m).

Accounting treatment

    Stock option grants to employees are accounted for in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25), and related interpretations. As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. Compensation expense related to stock options granted to non-employees is accounted for under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123) which requires entities to recognize an expense based on the fair value of the related awards. In March 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation" (FIN 44). FIN 44 provides guidance for issues arising in applying APB 25. FIN 44 applies specifically to new awards, exchanges of awards in a business combination, modification to outstanding awards, and changes in grantee status that occur on or after July 1, 2000, except for the provisions related to repricings and the definition of an employee, which apply to awards issued after December 15, 1998.

    If an optionee is granted stock appreciation rights having no conditions upon exercisability other than a service or employment requirement, then those rights will result in compensation expense to QAD.

Stockholder Approval

    QAD is seeking stockholder approval of the increase in the number of shares authorized and reserved for issuance under the 1997 Program.

    The board believes that it is in the best interest of QAD to continue to have a comprehensive equity incentive program for QAD which will provide a meaningful opportunity for officers, key employees, directors, consultants and other independent contractors or agents of QAD or our subsidiaries to acquire a substantial proprietary interest in QAD and thereby encourage those individuals to remain in QAD's service and more closely align their interests with those of the stockholders.

    THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE 1997 PROGRAM.

RATIFICATION OF INDEPENDENT AUDITORS
(ITEM III)

    The audit committee of the board has appointed KPMG LLP (KPMG) to audit our financial statements for fiscal year 2002. We are asking you to ratify that appointment. KPMG has been QAD's independent accounting firm for many years, and we believe they are well qualified for the job. Although the ratification is not required by law, the board believes that stockholders should be given this opportunity to express their views on the subject. While not binding on the board, the failure of the stockholders to ratify the appointment of KPMG as QAD's independent auditors would be considered by the board and the audit committee in determining whether to continue the engagement of KPMG. A KPMG representative will be at the reconvened annual meeting to answer appropriate questions and to make a statement if he or she desires.

    THE BOARD RECOMMENDS YOU VOTE "FOR" THIS PROPOSAL.

STOCKHOLDER PROPOSALS

    Any stockholder proposal for QAD's annual meeting in 2002 must be sent to the Secretary at the address of QAD's principal executive office given under "Company Contact" on page 2. Any stockholder who wishes to present a proposal for inclusion in the proxy statement for action at the 2002 annual meeting must comply with QAD's certificate of incorporation and bylaws and the rules and regulations of the SEC then in effect. The deadline for receipt of a proposal to be considered for inclusion in QAD's proxy statement is January 15, 2002. On request, the Secretary will provide detailed instructions for submitting proposals.

IMPORTANT

    TO ASSURE YOUR REPRESENTATION AND A QUORUM FOR THE TRANSACTION OF BUSINESS AT THE ANNUAL MEETING, WE URGE YOU TO PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.

 Appendix A

QAD, Inc.

Charter
of the Audit Committee
of the Board of Directors

I. Audit Committee Purpose

    The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

  •
  Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

  •
  Monitor the independence and performance of the Company's independent auditors and internal auditing department.

  •
  Provide an avenue of communication among the independent auditors, management, the internal auditing department and the Board of Directors.

    The Audit Committee has the authority to conduct investigations appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as personnel of the Company. The Audit Committee has the authority to retain, at the Company's expense, special legal, accounting or other consultants or experts it deems necessary to carry out its duties and responsibilities.

II. Audit Committee Composition and Meetings

    Audit Committee members shall meet the requirements of the Nasdaq Stock Exchange, including Nasdaq Marketplace Rule 4460(d). The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors. All members of the Audit Committee shall have a basic understanding of finance and accounting, as evidenced by their ability to read and understand fundamental financial statements, and at least one member of the Audit Committee shall have accounting or related financial management expertise. Financial management expertise shall mean past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities.

    Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an Audit Committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership.

    The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Audit Committee or each of these groups believe should be discussed. In addition, the Audit Committee, through any of its members, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures.

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III. Audit Committee Responsibilities and Duties

  Review Procedures

    1.  Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published at least every three (3) years in accordance with Securities and Exchange Commission ("SEC") regulations.

    2.  Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

    3.  In consultation with management, the independent auditors and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such expenses. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

    4.  Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items the independent auditors are required to communicate in accordance with SAS 61 (see item 9). The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

  Independent Auditors

    5.  Review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

    6.  Approve the fees and other significant compensation to be paid to the independent auditors.

    7.  Review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

    8.  Review the independent auditors' audit plan, and discuss scope, staffing, locations, reliance upon management and internal audit and general audit approach.

    9.  Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. When appropriate, discuss certain matters required to be communicated to Audit Committees in accordance with AICPA SAS 61.

    10. Consider the independent auditors' judgements about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

  Internal Audit Department and Legal Compliance

    11. Review the budget, plan, changes in plan, activities, organizational structure and qualifications of the internal audit department when appropriate in the discretion of the Audit Committee.

    12. Oversee the appointment and performance of the senior internal audit executive, and effect the replacement of the senior internal audit executive when appropriate in the discretion of the Audit Committee.

    13. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

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    14. When deemed appropriate in the discretion of the Audit Committee, or at least annually, review with the Company's counsel (1) any legal matters that could have a significant impact on the organization's financial statements, (2) the Company's compliance with applicable laws and regulations, and (3) inquiries received from regulators or governmental agencies.

  Other Audit Committee Responsibilities

    15. Annually prepare a report to shareholders as required by the SEC. The report should be included in the Company's annual proxy statement.

    16. Perform any other activities consistent with this Charter, the Company's Bylaws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

    17. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

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QAD INC.
2001 ANNUAL MEETING
ADMISSION TICKET

You are cordially invited to attend the reconvened annual meeting of shareholders of QAD Inc. on Thursday, June 28, 2001 at QAD Inc., 6267 Carpinteria Avenue, Carpinteria, California 93013. The meeting will begin at 10:00 a.m., Pacific Time. Admission is limited to stockholders and guests of QAD. This ticket will admit you and should be presented at the meeting to expedite registration. To avoid delays, please arrive early and present this ticket.

PROXY VOTING INSTRUCTIONS

    QAD Inc. encourages all stockholders to vote their proxies. Please complete, sign, date, and return the proxy card attached below in the enclosed postage-paid envelope or fax to 856-840-2503.

QAD INC.

RECONVENED ANNUAL MEETING OF STOCKHOLDERS, JUNE 28, 2001
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE 2001 ANNUAL MEETING OF STOCKHOLDERS OF QAD INC. The undersigned hereby appoints Pamela M. Lopker, Karl F. Lopker and Kathleen M. Fisher as proxies, each with the power to appoint his or her substitutes, and hereby authorizes them to represent and to vote, as designated on the reverse side and in accordance with their judgment upon any other matter properly presented, all the shares of common stock, of QAD Inc. held of record by the undersigned at the close of business on April 9, 2001 at the reconvened annual meeting of stockholders to be held on June 28, 2001 or any adjournment or postponement thereof.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED HEREIN AS DIRECTORS OF QAD INC., FOR THE AMENDMENT OF THE QAD INC. 1997 STOCK INCENTIVE PROGRAM TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE BY 4,000,000 SHARES, AND FOR RATIFICATION OF KPMG LLP AS QAD'S INDEPENDENT AUDITORS FOR FISCAL YEAR 2002.

    Should any nominee decline or be unable to accept his nomination to serve as a director, an event that we do not currently anticipate, the persons named in the enclosed proxy reserve the right, in their discretion, to vote for a substitute nominee or nominees designated by the board of directors.

PLEASE MARK, SIGN, DATE AND RETURN THIS FORM PROMPTLY IN THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE

/x/	PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of the nominees named herein and FOR Items 2 and 3.

			FOR	WITHHOLD AUTHORITY TO VOTE FOR THE NOMINEE(S) LISTED BELOW			FOR	AGAINST	ABSTAIN
1.	Election of director to serve until the 2004 annual meeting of stockholders.	Nominees: 1. Koh Boon Hwee 2. Peter van Cuylenburg	/ /	/ /	2.	The proposal to amend the QAD Inc. 1997 Stock Incentive Program increasing the number of shares of common stock reserved for issuance by 4,000,000 shares.	/ /	/ /	/ /
	Please indicate by a check mark whether you plan to attend the Annual meeting.		/ /		3.	The proposal to ratify the appointment of KPMG LLP as the QAD Inc. auditors for fiscal year 2002.	/ /	/ /	/ /
	(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the space provided to the right.)

PRINT NAME OF STOCKHOLDER

SIGNATURE(S)	DATE

PLEASE SIGN YOUR NAME ABOVE. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE THE FULL TITLE OR CAPACITY. IF A CORPORATION, PLEASE SIGN IN CORPORATE NAME BY AN AUTHORIZED OFFICER AND GIVE TITLE. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
ELECTION OF DIRECTORS (ITEM I)
STOCKHOLDER RETURN PERFORMANCE GRAPH
COMPARISON OF CUMULATIVE TOTAL RETURN AMONG QAD INC., THE NASDAQ COMPOSITE TOTAL RETURN INDEX, THE ROBERTSON STEPHENS SOFTWARE INDEX AND THE NASDAQ COMPUTER INDEX
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
APPROVAL OF AMENDMENT TO QAD INC. 1997 STOCK INCENTIVE PROGRAM (ITEM II)
RATIFICATION OF INDEPENDENT AUDITORS (ITEM III)
STOCKHOLDER PROPOSALS
  Appendix A
RECONVENED ANNUAL MEETING OF STOCKHOLDERS, JUNE 28, 2001 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS